UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 16, 2012

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In a meeting held on February 16, 2012, the Compensation Committee of the Board of Directors of Nautilus, Inc. (the “Company”) approved the grant of equity compensation to certain of the Company’s executive officers. The equity grants, which are listed below, included options to purchase shares of the Company’s common stock and performance unit awards, both issued under the Company’s 2005 Long Term Incentive Plan. The options vest in three equal annual installments, beginning on February 16, 2013. The options expire on February 16, 2019. The performance unit awards vest based on achievement of certain operating income and return on asset goals established for a three year performance period. The number of shares vested under the performance unit awards following conclusion of the performance period will be determined based on the level at which the financial goals are achieved. The number of shares vesting can range from 60% of the performance unit awards if minimum thresholds are achieved to a maximum of 150%.

Officer	Title	Stock Options	Performance Unit Awards
Cazenave, Bruce	Chief Executive Officer	57,000	35,500
McMahon, Bill	Chief Operating Officer	22,500	14,000
Bolio, Wayne	SVP, Law & General Counsel	12,000	7,500
Neal, Ryan	VP and General Manager, Retail	10,000	6,500

Total Grants to Officers		101,500	63,500

Additionally, the Company established award eligibility and fixed annual performance targets for the above-named officers under the Company’s short-term incentive program. The Company’s short-term incentive program focuses on achievement of certain annual goals for pre-tax operating income and net working capital, as well as personal and strategic performance goals established for the performance period.

Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation based on a target percentage of their base salary. The amount payable is determined based upon the weighted average percentage achievement of the financial, personal and strategic performance goals established for the annual plan period. Achievement below 100% of goal on a combined basis results in payout of less than the target award, and achievement of greater than 100% of goal on a combined basis results in a payout of greater than the target award. The Company must achieve a minimum of 85% of its operating income and net working capital goal for any payout to be available with a maximum award of 150% of target if the goals are exceeded. For 2012, Messrs. Cazenave, McMahon, Bolio and Neal are eligible for short-term incentive compensation equal to 100%, 75%, 50%, and 60% of their base salaries, respectively.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

February 23, 2012	By:	/s/ Wayne M. Bolio
Wayne M. Bolio
Senior Vice President, Law and General Counsel

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